EXHIBIT 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces First Quarter Results

WINSTON-SALEM, N.C., May 7, 2014 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the first quarter ended March 31, 2014.

First Quarter Business Highlights:

•	Adjusted EBITDA increased 41.8% to $2.7 million compared to $1.9 million
•	Water segment net sales increased 6.6% to $15.9 million driven by 12.1% U.S. Exchange same-store unit growth
•	Water segment gross margin percentage improved to 35.6% from 32.3% driven by lower supply chain costs

(All comparisons above are compared to the first quarter of 2013.)

“We are pleased with our first quarter results with strong same-store sales growth and gross margin expansion driven by lower supply chain costs in our U.S. Exchange business,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “We continue to see strength in the trend of consumers adding water dispensers to their homes and choosing to purchase Primo Water at our customers’ retail locations.  We believe these trends will lead to continued top-line growth which should drive even stronger adjusted EBITDA improvements as we leverage our cost structure.”

First Quarter Results

Net sales increased 5.4% to $23.5 million for the first quarter from $22.3 million for the first quarter of 2013.  The improvement in net sales was due to increased sales for Water and Dispensers of $1.0 million and $0.2 million, respectively.

Water segment net sales increased 6.6% to $15.9 million for the first quarter compared to $14.9 million for the first quarter of 2013.  Sales in the Water segment consist of the sale of multi-gallon purified bottled water (“Exchange”) and self-service refill water service (“Refill”).  The increase in Water net sales was primarily due to a 10.0% increase for U.S. Exchange sales driven by same-store unit growth of 12.1% for U.S. Exchange compared to the first quarter of 2013.  In addition, Refill net sales improved 3.0% due primarily to strong bottle sales.

The increase in Dispenser segment net sales is due primarily to the timing of shipments to major retailers as they replenished inventory associated with consumer sell-thru.  Dispenser unit sell-thru to end consumers increased 3.9% to approximately 112,000 for the first quarter of 2014.

Gross margin percentage increased to 26.3% for the first quarter from 23.7% for the first quarter of 2013 primarily due to the 330 basis point improvement in Water gross margin percentage, driven by the higher U.S. Exchange gross margin resulting from the strategic alliance agreement (the “DS Waters Agreement”) with DS Waters of America, Inc. (“DS Waters”).  Dispenser gross margin percentage also improved primarily due to a shift in sales mix to higher margin dispenser models.

Selling, general and administrative (“SG&A”) expenses increased 3.6% to $4.0 million for the first quarter of 2014 from $3.8 million for the first quarter of 2013.  As a percentage of net sales, however, SG&A decreased to 16.9% for the first quarter of 2014 from 17.2% for the first quarter of 2013.

Adjusted EBITDA increased 41.8% to $2.7 million from $1.9 million for the first quarter of 2013 driven by the net sales and gross margin improvements previously mentioned.  The U.S. GAAP net loss from continuing operations for the first quarter of 2014 was ($3.6) million or ($0.15) per share, compared to ($2.4) million or ($0.10) per share for the first quarter of the prior year, due primarily to $1.8 million in non-recurring costs associated with the DS Waters Agreement, including a $0.6 million non-cash expense related to the common stock warrants issued to DS Waters.

Update on Strategic Alliance Agreement with DS Waters

As announced in November 2013, Primo has entered into an agreement with DS Waters, one of the nation's leading operators in the Home and Office Beverage Delivery market. Under the DS Waters Agreement, the responsibility for DS Waters’ current five-gallon retail exchange customers, including account management, billing and collections will transition to Primo.

Over time DS Waters will become the primary bottling and distribution partner in the U.S. for Primo’s Exchange services.  Activities under the DS Waters Agreement are being phased in on a region-by-region basis.  The transition of bottling and distribution responsibilities to DS Waters began on January 1, 2014 and is expected to be completed by December 31, 2015.

Guidance Increased

The Company reiterated its full year 2014 guidance for net sales of $98.0 to $102.0 million and increased its full year 2014 guidance for adjusted EBITDA of $10.9 to $11.4 million compared to its prior guidance of $10.6 to $11.1 million.

The Company expects second quarter 2014 net sales of $24.5 to $25.5 million and second quarter 2014 adjusted EBITDA of $2.7 to $2.9 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, May 7, 2014.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Mark Castaneda, Chief Financial Officer, and Matt Sheehan, President and Chief Operating Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through May 21, 2014.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include our financial guidance, our future financial and operating performance and our expectations related to the DS Waters Agreement, the transition of our bottling and distribution responsibilities to DS Waters and the conversion of the DS Waters’ retail customers to Primo.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with the DS Waters Agreement, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers (including as a result of the Company’s entering into the strategic alliance agreement with DS Waters), the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 17, 2014 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma fully taxed net loss from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as loss from continuing operations before depreciation and amortization; interest expense and other, net; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal of assets and other.   Pro forma fully taxed net loss from continuing operations is defined as loss from continuing operations before income taxes less  non-cash, stock-based compensation expense and non-recurring costs as adjusted on a pro forma basis for the full effect of income taxes.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2014	2013

Net sales	$23,528	$22,328
Operating costs and expenses:
Cost of sales	17,342	17,039
Selling, general and administrative expenses	3,975	3,836
Non-recurring costs	1,825	13
Depreciation and amortization	2,744	2,765
Total operating costs and expenses	25,886	23,653
Loss from operations	(2,358)	(1,325)
Interest expense and other, net	1,276	1,043
Loss from continuing operations	(3,634)	(2,368)
Loss from discontinued operations	(119)	(225)
Net loss	$(3,753)	$(2,593)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.15)	$(0.10)
Loss from discontinued operations	(0.01)	(0.01)
Net loss	$(0.16)	$(0.11)

Basic and diluted weighted average common shares outstanding	24,076	23,789

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended March 31,
	2014	2013
Segment net sales
Water	$15,891	$14,910
Dispensers	7,637	7,418
Total net sales	$23,528	$22,328

Segment income (loss) from operations
Water	4,804	4,033
Dispensers	328	165
Corporate	(2,921)	(2,745)
Non-recurring costs	(1,825)	(13)
Depreciation and amortization	(2,744)	(2,765)
	$(2,358)	$(1,325)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash	$1,296	$394
Accounts receivable, net	7,766	7,614
Inventories	6,013	6,346
Prepaid expenses and other current assets	1,549	1,274
Current assets of disposal group held for sale	196	225
Total current assets	16,820	15,853

Bottles, net	4,373	4,104
Property and equipment, net	37,973	38,634
Intangible assets, net	10,442	10,872
Other assets	1,373	1,508
Total assets	$70,981	$70,971

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,341	$10,943
Accrued expenses and other current liabilities	3,611	3,380
Current portion of capital leases and notes payable	42	16
Current liabilities of disposal group held for sale	85	92
Total current liabilities	18,079	14,431

Long-term debt, capital leases and notes payable, net of current portion	22,169	22,654
Other long-term liabilities	329	330
Liabilities of disposal group held for sale, net of current portion	2,000	2,000
Total liabilities	42,577	39,415

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 24,091 and 24,076 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	24	24
Additional paid-in capital	273,558	273,379
Common stock warrants	9,009	8,420
Accumulated deficit	(253,590)	(249,837)
Accumulated other comprehensive loss	(597)	(430)
Total stockholders’ equity	28,404	31,556
Total liabilities and stockholders’ equity	$70,981	$70,971

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,753)	$(2,593)
Less: Loss from discontinued operations	(119)	(225)
Loss from continuing operations	(3,634)	(2,368)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,744	2,765
Stock-based compensation expense	289	325
Non-cash interest expense	306	305
Issuance of DS Waters' common stock warrant	589	–
Other	84	(94)
Changes in operating assets and liabilities:
Accounts receivable	(86)	632
Inventories	321	1,818
Prepaid expenses and other assets	(276)	128
Accounts payable	3,946	443
Accrued expenses and other liabilities	164	36
Net cash provided by operating activities	4,447	3,990

Cash flows from investing activities:
Purchases of property and equipment	(1,501)	(687)
Purchases of bottles, net of disposals	(1,202)	(709)
Proceeds from the sale of property and equipment	41	1
Additions to and acquisitions of intangible assets	(7)	(25)
Net cash used in investing activities	(2,669)	(1,420)

Cash flows from financing activities:
Borrowings under Senior Revolving Credit Facility	18,809	19,955
Payments under Senior Revolving Credit Facility	(21,955)	(21,987)
Borrowings under Comvest Term loans	2,500	–
Note payable and capital lease payments	(26)	(4)
Debt issuance costs	(78)	(11)
Stock option and employee stock purchase activity, net	(14)	(12)
Net cash used in financing activities	(764)	(2,059)

Net increase in cash	1,014	511
Cash, beginning of year	394	234
Effect of exchange rate changes on cash	(16)	(20)
Cash used in discontinued operations from:
Operating activities	(96)	(510)
Cash used in discontinued operations	(96)	(510)
Cash, end of period	$1,296	$215

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three months ended March 31,
	2014	2013
Loss from continuing operations	$(3,634)	$(2,368)
Depreciation and amortization	2,744	2,765
Interest expense and other, net	1,276	1,043
EBITDA	386	1,440
Non-cash, stock-based compensation expense	289	325
Non-recurring costs	1,825	13
Loss on disposal of assets and other	185	115
Adjusted EBITDA	$2,685	$1,893

Primo Water Corporation
Pro forma fully taxed net loss from continuing operations
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2014	2013

Loss from continuing operations	$(3,634)	$(2,368)
Non-cash, stock-based compensation expense	289	325
Non-recurring costs	1,825	13
Pro forma effect of full income tax	578	771
Non-GAAP net loss	$(942)	$(1,259)

Basic and diluted non-GAAP net loss per share	$(0.04)	$(0.05)

Basic and diluted shares used to compute non-GAAP net loss per share	24,076	23,789